Exhibit 10.3

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT, dated as of May 1, 2007 is among LEGGETT & PLATT, INCORPORATED, a Missouri corporation (the "Borrower"), the lenders party hereto and JPMORGAN CHASE BANK, N.A. (the "Administrative Agent").

The Borrower, the Administrative Agent and certain lenders have entered into that certain Credit Agreement dated as of August 5, 2005 which was amended by that certain First Amendment to Credit Agreement dated as of July 31, 2006 (as amended, the "Agreement" and capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meanings as in the Agreement, as amended hereby). Barclays Bank PLC has assigned all of its right, title and interest in and to the Agreement to JPMorgan Chase Bank, N.A. pursuant to an Assignment and Assumption dated as of the date hereof. The Borrower, the Administrative Agent and the lenders party hereto now desire to amend the Agreement as herein set forth.

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows effective as of the date hereof unless otherwise indicated:

ARTICLE 1.

Amendments

Section 1.1. Amendments to Section 1.01. Section 1.01 of the Agreement is amended as follows:

(a)	The table in the definition of the term "Applicable Rate" is amended in its entirety to read as follows:

Ratings for Index Debt	Fixed Spread	Facility Fee
>= A+ / A1	0.140%	0.060%
A / A2	0.190%	0.060%
A– / A3	0.230%	0.070%
BBB+ /Baa1	0.270%	0.080%
≤BBB/Baa2	0.350%	0.100%

(b)	The last two sentences in the definition of the term "Commitment" are amended in their entirety to read as follows:

The amount of each Lender's Commitment as of May 1, 2007 is set forth on Schedule 2.01 or after May 1, 2007, in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment or in the Increase Commitment Supplement pursuant to which such Lender shall have assumed or increased its Commitment, as applicable. As of the May 1, 2007, the aggregate amount of the Lenders' Commitments is $600,000,000.

(c)	The July 31, 2011 date set forth in the definition of the term "Maturity Date" is amended to be April 30, 2012.

Section 1.2. Amendment to Increased Commitment Provisions. The $600,000,000 number set out in clause (ii) of Section 2.20 and in clause (x) of Section 8.02 is amended to be $800,000,000.

Section 1.3. Amendment to Schedule 2.01. Schedule 2.01 (Commitments) is amended in its entirety to read as set forth on Schedule 2.01 hereto. As a result of the amendment to Schedule 2.01, certain Persons are being added as "Lenders" under the Agreement and the amount of certain of the Lender's Commitments are changing.

ARTICLE 2.

Conditions Precedent

Section 2.1. Effective Date. The effectiveness of Article 1 of this Amendment is subject to the satisfaction of the following conditions precedent:

(a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Amendment signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy or other electronic transmission of a signed signature page of this Amendment) that such party has signed a counterpart of this Amendment.

(b) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of Borrower, the authorization of the execution, delivery and performance of this Amendment and any other legal matters relating to the Borrower, this Amendment or the Loan Documents as the Administrative Agent may request, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(c) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the date hereof) of the Borrower's general in house counsel, substantially in the form of Exhibit B to the Agreement but covering the execution and delivery of this Amendment and covering such other matters relating to the Borrower or this Amendment as the Required Lenders shall reasonably request.

(d) The representations and warranties of Borrower set forth herein and in the other Loan Documents shall be true and correct on and as of the date hereof, except to the extent such representations and warranties relate specifically to another date.

(e) As of the date hereof, no Default shall exist.

ARTICLE 3.

Miscellaneous

Section 3.1. Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Agreement and except as expressly modified and superseded by this Amendment, the terms and provisions of the Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. The Borrower, the Lenders and the Administrative Agent agree that this Amendment is a Loan Document as such term is defined in the Agreement and the Agreement as amended hereby and the other Loan Documents shall continue to be legal, valid, binding and enforceable in accordance with their respective terms.

Section 3.2. Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent and the Lenders as follows: (a) after giving effect to this Amendment, no Default exists; (b) after giving effect to this Amendment, the representations and warranties set forth in

SECOND AMENDMENT TO CREDIT AGREEMENT,	Page 2

the Agreement are true and correct on and as of the date hereof with the same effect as though made on and as of such date except with respect to any representations and warranties limited by their terms to a specific date; (c) the execution, delivery and performance of this Amendment and the consummation of the transactions contemplated hereby, (i) are within the legal power and authority of the Borrower, (ii) have been duly authorized by all requisite actions, (iii) do not and will not conflict with, contravene or violate any provision of or result in a breach of or default under, or require the waiver (not already obtained) of any provision of, or the consent (not already given) of any Person under the terms of the Borrower's articles of incorporation or by laws, or any indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Borrower is a party or by which it is bound or to which any of its properties are subject, (iv) will not violate, conflict with, give rise to any liability under, or constitute a default under any law, regulation, order (including, without limitation, all applicable state and federal securities laws) or any other requirement of any court, tribunal, arbitrator, or Governmental Authority, and (v) will not result in the creation, imposition, or acceleration of any indebtedness or tax or any mortgage, lien, reservation, covenant, restriction, or other encumbrance of any nature upon, or with respect to, the Borrower or any of its properties; (d) this Amendment constitutes the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms; and (e) the execution, delivery and performance of this Amendment and the transactions contemplated hereby do not require any action, approval or consent of, or filing with, any Governmental Authority. All representations and warranties made in this Amendment shall survive the execution and delivery of this Amendment, and no investigation by the Administrative Agent or any Lender nor any closing shall affect the representations and warranties or the right of the Administrative Agent and the Lenders to rely upon them.

Section 3.3. Reference to Agreement. All agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms of the Agreement, including each Loan Document, are hereby amended so that any reference in such agreements, documents, or instruments to the Agreement shall mean a reference to the Agreement as amended hereby.

Section 3.4. Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the Borrower, the Administrative Agent and the Lenders and their respective successors and assigns, except the Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of each Lender. Any assignment in violation of this Section 3.4 shall be void.

Section 3.5. Counterparts. This Amendment may be executed in one or more counterparts and on telecopy counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same agreement.

Section 3.6. Effect of Waiver. No consent or waiver, express or implied, by the Administrative Agent or any Lender to or for any breach of or deviation from any covenant, condition or duty by the Borrower shall be deemed a consent or waiver to or of any other breach of the same or any other covenant, condition or duty.

Section 3.7. Severability. Any provision of this Amendment which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non–authorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.

Section 3.8. Governing Law. This Amendment is governed by and construed in accordance with the applicable law pertaining in the State of New York, other than those conflict of law provisions that would defer to the substantive laws of another jurisdiction. This governing law election has been

SECOND AMENDMENT TO CREDIT AGREEMENT,	Page 3

made by the parties in reliance (at least in part) on Section 5–1401 of the General Obligations Law of the State of New York, as amended (as and to the extent applicable), and other applicable law.

Section 3.9. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

Section 3.10. MISSOURI STATUTORY NOTICE. ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT, INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT, ARE NOT ENFORCEABLE REGARDLESS OF THE LEGAL THEORY UPON WHICH IT IS BASED THAT IS IN ANY WAY RELATED TO THE CREDIT AGREEMENT. TO PROTECT YOU (BORROWER(S)) AND US (CREDITOR(S)) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

Executed as of the date first written above.

LEGGETT & PLATT, INCORPORATED

By:	/S/ SHERI L. MOSSBECK
Sheri L. Mossbeck, Vice President and Treasurer

By:	/S/ MATTHEW C. FLANIGAN
Matthew C. Flanigan, Chief Financial Officer and Senior Vice President

JPMORGAN CHASE BANK, N.A., individually and as Administrative Agent,

By:	/S/ D. SCOTT HARVEY
D. Scott Harvey, Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION

By:	/S/ MARK S. SUPPLE
Name:	Mark S. Supple
Title:	Vice President

SECOND AMENDMENT TO CREDIT AGREEMENT,	Page 4

BANK OF AMERICA, N.A.

By:	/S/ DAVID MCCAULEY
Name:	David McCauley
Title:	Principal

THE BANK OF NEW YORK

By:	/S/ WALTER C. PARELLI
Name:	Walter C. Parelli
Title:	Vice President

LASALLE BANK NATIONAL ASSOCIATION

By:	/S/ STEVEN ERICKSON
Name:	Steven Erickson
Title:	AVP

SUNTRUST BANK

By:	/S/ STEVEN A. DEILY
Name:	Steven A. Deily
Title:	Managing Director

TORONTO DOMINION (TEXAS) LLC

By:	/S/ IAN MURRAY
Name:	Ian Murray
Title:	Authorized Signatory

UMB BANK N.A.

By:	/S/ TERRY DIERKS
Name:	Terry Dierks
Title:	Senior Vice President

SECOND AMENDMENT TO CREDIT AGREEMENT,	Page 5

U.S. BANK NATIONAL ASSOCIATION

By:	/S/ JOHN M. EYERMAN
Name:	John M. Eyerman
Title:	Portfolio Manager

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/S/ MELISSA NACHMAN
Name:	Melissa Nachman
Title:	Vice President

ARVEST BANK

By:	/S/ DOUG DOLL
Name:	Doug Doll
Title:	President / CEO

SECOND AMENDMENT TO CREDIT AGREEMENT,	Page 6

BANK OF CHINA, NEW YORK BRANCH

By:	/S/ WILLIAM SMITH
Name:	William Smith
Title:	Deputy General Manager

SECOND AMENDMENT TO CREDIT AGREEMENT,	Page 7

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.

By:	/S/ J. WHEELER
Name:	J. Wheeler
Title:	Vice President

By:	/S/ D. BARNELL
Name:	D. Barnell
Title:	V.P. & Manager

SECOND AMENDMENT TO CREDIT AGREEMENT,	Page 8

BNP PARIBAS

By:	/S/ SIMONE G. VINOCOUR MCKEEVER
Name:	Simone G. Vinocour McKeever
Title:	Director

By:	/S/ ANGELA B. ARNOLD
Name:	Angela B. Arnold
Title:	Director

SECOND AMENDMENT TO CREDIT AGREEMENT,	Page 9

HSBC BANK USA NATIONAL ASSOCIATION

By:	/S/ MARK CALVERT
Name:	Mark Calvert
Title:	Regional Relationship Manager

SECOND AMENDMENT TO CREDIT AGREEMENT,	Page 10

SCHEDULE 2.01

TO

LEGGETT & PLATT, INCORPORATED

CREDIT AGREEMENT

COMMITMENTS

Lender	Commitment
JPMorgan Chase Bank, N.A.	$70,000,000.00
Wachovia Bank, N.A.	$70,000,000.00
U.S. Bank National Association	$50,000,000.00
Wells Fargo Bank, National Association	$50,000,000.00
Bank of America, N.A	$50,000,000.00
BNP Paribas	$40,000,000.00
SunTrust Bank	$40,000,000.00
HSBC Bank USA National Association	$40,000,000.00
Toronto Dominion (Texas) LLC	$40,000,000.00
The Bank of New York	$30,000,000.00
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$30,000,000.00
UMB Bank	$30,000,000.00
LaSalle Bank National Association	$25,000,000.00
Arvest Bank	$20,000,000.00
Bank of China, New York Branch	$15,000,000.00

Total	$600,000,000.00

Schedule 2.01 to SECOND AMENDMENT TO CREDIT AGREEMENT,	Solo Page